Titan Europe unaudited consolidated financial statements
for the six months ended 30 June 2012 (under IFRS)

CONSOLIDATED INCOME STATEMENT
For the six months ended 30 June 2012

		Six months ended
		30 June		30 June
		2012		2011
		Unaudited		Unaudited
		£ ’000		£ ’000
Revenue		252,586		253,161
Trading profit		14,750		18,005
Restructuring and rationalisation costs	2	(376)		(151)
Net impact of earthquake	3	(1,194)		–
Significant legal costs		(314)		–
Profit from operations		12,866		17,854
Net finance costs	4	(4,977)		(4,394)
Finance income/(charges)	5	108		(117)
Other finance charges	6	(692)		(730)
Net financing costs		(5,561)		(5,241)
Share of profit of associate and joint venture	8	1,272		1,399
Gain on previously held interest in joint venture	8			1,826
Profit before income tax		8,577		15,838
Income tax charge	7	(3,594)		(4,267)
Profit for the period attributable to equity shareholders		4,983		11,571
Earnings per 40p ordinary share
Basic	10	5.71	p	13.73	p
Diluted	10	5.50	p	13.30	p
Basic excluding exceptional items*	10	7.26	p	11.65	p
Diluted excluding exceptional items*	10	7.00	p	11.29	p

* This excludes, net of tax, restructuring and rationalisation costs, significant legal costs, net impact of earthquake and gain on previously held interest in joint venture.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
For the six months ended 30 June 2012

	Six months ended
	30 June	30 June
	2012	2011
	Unaudited	Unaudited
	£ ’000	£ ’000
Profit for the period	4,983	11,571
Other comprehensive income
Hedge accounting on financial instruments
– current year (losses)/gains	(67)	1,334
– reclassification to income statement	(321)	131
Tax credit/(charge) on hedge accounting on financial instruments	107	(403)
Net actuarial (losses)/gains on pension liabilities	(1,128)	296
Tax on net actuarial (losses)/gains on pension liabilities	319	(84)
Movement in translation adjustment	(4,777)	(32)
Other comprehensive (expense)/income, net of tax	(5,867)	1,242
Total comprehensive (expense)/income for the period attributable to equity shareholders	(884)	12,813

CONSOLIDATED BALANCE SHEET
At 30 June 2012

	As at 30 June 2012 Unaudited £’000	As at 30 June 2011 Unaudited £’000	As at 31 December 2011 Audited £’000
ASSETS
Non-current assets
Property, plant and equipment	132,185	150,711	142,546
Intangible assets	56,539	57,923	56,999
Investments	12,889	13,619	12,237
Deferred taxes	30,042	36,716	31,634
Trade and other receivables	807	610	767
Total non-current assets	232,462	259,579	244,183
Current assets
Inventories	110,061	116,981	111,537
Trade and other receivables	102,644	107,411	85,682
Income tax recoverable	86	133	146
Cash and cash equivalents	34,155	29,901	40,262
Held for sale assets	–	2,457	1,210
Total current assets	246,946	256,883	238,837
Total assets	479,408	516,462	483,020
LIABILITIES
Non-current liabilities
Borrowings	99,884	109,621	109,663
Trade and other payables	2,049	2,260	2,213
Derivative financial instruments	3,976	1,047	4,068
Deferred taxes	11,894	20,390	12,527
Employee benefits	9,042	9,492	8,764
Provisions	1,955	859	2,495
Total non-current liabilities	128,800	143,669	139,730
Current liabilities
Borrowings	55,960	59,791	55,261
Trade and other payables	122,543	137,033	116,510
Current income tax liability	3,470	1,605	2,202
Derivative financial instruments	970	3,009	1,009
Employee benefits	1,932	1,650	1,484
Provisions	1,708	2,022	2,069
Total current liabilities	186,583	205,110	178,535
Total liabilities	315,383	348,779	318,265
Net assets	164,025	167,683	164,755
Equity
Issued share capital	35,057	34,852	34,921
Share premium account	79,241	79,241	79,241
Other reserves	6,458	6,458	6,458
Retained earnings	43,269	47,132	44,135
Total attributable to equity shareholders	164,025	167,683	164,755

CONSOLIDATED CASH FLOW STATEMENT
For the six months ended 30 June 2012

	Six months ended
	30 June	30 June
	2012	2011
	Unaudited	Unaudited
	£ ’000	£ ’000
Cash flows from operating activities
Profit/(loss) for the period	4,983	11,571
Adjustments for:
Depreciation, amortisation and impairment	12,661	9,148
Profit on sale of property, plant and equipment and other intangible assets	(102)	(137)
Impairment of held for sale assets	–	–
Net financial expense	4,972	5,567
Foreign exchange (losses)/gains	589	(326)
Share of profit of associate and joint venture	(1,272)	(1,399)
Income tax expense	3,594	4,267
Operating cash flow before changes in working capital, financial derivatives and other non-cash changes	25,425	28,691
(Increase)/decrease in inventories	(2,376)	(15,970)
Increase in trade and other receivables	(20,583)	(20,282)
Increase in trade and other payables	11,976	25,466
Decrease in provisions and employee benefits	(961)	(603)
Other non-cash changes	(1,702)	(544)
Cash generated from operations	11,779	16,758
Interest paid	(3,823)	(4,427)
Income taxes paid	(1,807)	(1,746)
Net cash generated from operating activities	6,149	10,585
Proceeds from sales of property, plant and equipment	102	620
Proceeds from sale of held for sale assets	1,235	–
Dividends received	174	–
Purchase of subsidiary undertakings net of cash acquired	(756)	(4,640)
Purchase of property, plant and equipment	(7,757)	(7,670)
Purchase of intangible assets	(256)	(423)
Net cash used in investing activities	(7,258)	(12,113)
Cash flows from financing activities
Proceeds from issue of share capital net of issue costs	136	3,653
New bank loans raised	514	10,469
Repayment of borrowings	(6,056)	(7,863)
Payment of finance lease liabilities	(537)	(2,730)
Net cash (used)/generated in financing activities	(5,943)	3,529
Net (decrease)/increase in cash and cash equivalents	(7,052)	2,001
Cash and cash equivalents at the beginning of the period	21,993	9,608
Effect of exchange rate fluctuations on cash held	(372)	177
Cash and cash equivalents at period end	14,569	11,786

For the purposes of presenting the cash flow statement the components of cash and cash equivalents are offset, and is stated net of overdraft.

NOTES TO THE INTERIM FINANCIAL STATEMENTS For the six months ended 30 June 2012

1. Basis of preparation

The Group reported the results for the year ended 31 December 2011 under International Financial Reporting Standards as adopted by the European Union (“adopted IFRS”). The interim financial statements have been prepared in accordance with the accounting policies adopted in the last Annual financial statements for the year ended 31 December 2011. Had the consolidated financial statements been prepared under IFRS as issued by International Accounting Standards Board (“IASB”), there would be no material changes to the information presented in these consolidated financial statements.  The full accounting policies of the Group are set out in the last Annual financial statements.

The Group interim financial statements have been prepared on a going concern basis. The directors have reviewed the funding position of the Group. In doing so, the directors have considered and forecast the cash flow requirements and continued compliance with covenants of the Group arising from operational, investment and financing activities, and the continued availability of committed and non-committed facilities. They believe it is appropriate to prepare these interim financial statements on a going concern basis.

The information relating to the six months ended 30 June 2012 and 30 June 2011 is unaudited and does not constitute statutory financial statements within the meaning of section 434 of the Companies Act 2006. The statutory financial statements for the year ended 31 December 2011, prepared under adopted IFRS, have been reported on by the Group’s auditors and delivered to the Registrar of Companies. The auditors’ report was unqualified and did not contain a statement under section 498 (2) or (3) of the Companies Act 2006.

2. Restructuring and rationalisation costs
	Six months ended
	30 June	30 June
	2012	2011
	Unaudited	Unaudited
	£ ’000	£ ’000
Redundancy costs	123	132
Restructuring of manufacturing plants	253	19
Impairment of held for sale assets	–	–
	376	151

3. Earthquake impact
	Six months ended
	30 June	30 June
	2012	2011
	Unaudited	Unaudited
	£ ’000	£ ’000
Extra cost of sales	1,441	–
Impairment of building	3,868	–
Insurance advance payment to date	(4,115)	–
	1,194	–

The impact of the earthquake accounted for as at 30 June 2012, is split in to three main categories as follows:

●	Extra costs of sales includes all the additional costs incurred to produce and sell the products to our customers following the earthquake at the Finale Emilia facility;

●	Impairment of the building following a preliminary assessment of the building damage and remedial works required;

●
Insurance advance payment to date does not represent the full expected insurance reimbursement but simply the initial payment agreed with the insurers based on costs of remedial works and extra costs of sales incurred to limit business interruption.

The final rebuilding cost and full extent of the business interruption costs are yet to be determined.

Titan’s Italian operations at Finale Emilia recommenced limited production on the 16 July 2012 following the extensive building remedial work. We continue to manage customer supplies with the use of extensive internal and third party resources, giving rise to these extra costs of sales, and we are working closely with our insurance and loss recovery partners to ensure that the financial impact of this earthquake on the business is minimised. Despite this excellent recovery work, we cannot realistically anticipate that there will be no volume loss in the short term.

As indicated in the Trading update on 27 June 2012, further remedial work is underway to ensure the structural stability of the building occupied by the paint plant; the Board anticipates that production will recommence in October 2012; until then, the alternate painting arrangements will remain in use.

4.	Net finance costs
	Six months ended
	30 June	30 June
	2012	2011
	Unaudited	Unaudited
	£ ’000	£ ’000
Net interest expenses	(4,388)	(4,720)
Finance foreign exchange (expense)/income	(589)	326
	(4,977)	(4,394)

5.	Finance income/(charges)
	Six months ended
	30 June	30 June
	2012	2011
	Unaudited	Unaudited
	£ ’000	£ ’000
Interest on defined benefit pension plan and long-term
employee benefits	(213)	(248)
Net gains/(loss) on re-measurement of derivatives to fair value	321	131
	108	(117)

6. Other finance charges
	Six months ended
	30 June	30 June
	2012	2011
	Unaudited	Unaudited
	£ ’000	£ ’000
Unwinding of the fair value adjustment on the
Accordo Quadro loans	(692)	(730)

7. Taxation

The June 2012 tax charge on profit on ordinary activities excluding share of associate and joint venture and gain on previously held interest in joint venture, reflects an effective rate of 49.2 per cent. (June 2011: 34.0 per cent.) due to the impact of local Italian taxes, particularly IRAP which is increasing the effective tax rate by 12.0 percentage points. For the full year 2012 the final effective tax rate remains uncertain particularly in Italy as the full impact of the earthquake is yet to be determined.

During the period the main rate of UK corporation tax was reduced from 26 per cent. to 24 per cent., this change was effective from 1 April 2012. Further reductions to the main rate of corporation tax were announced in the March 2012 Budget. These changes propose to reduce the main rate of UK corporation tax by 1 per cent. per annum to 22 per cent. by 1 April 2014. These changes had not been substantively enacted at the balance sheet date, and therefore are not recognised in these financial statements.

8. Share of profit of associate and joint venture

	Six months ended
	30 June	30 June
	2012	2011
	Unaudited	Unaudited
	£ ’000	£ ’000
Share of profit of joint venture*	–	220
Share of profit of associate	1,272	1,179
Share of profit of associate and joint venture	1,272	1,399
Gain on previously held interest in joint venture		1,826
Total share of profit of associate and joint venture	1,272	3,225

*On 19 April 2011, the remaining 50 per cent. of Titan Jantsa was acquired, the share of profit of joint venture reflects the period up to the date of acquisition.

9. Foreign exchange

The exchange rates used to translate the subsidiaries’ accounts as at 30 June 2012 and as at 30 June 2011 from local currencies to UK sterling are as follows:

	Income statement Average	Income statement Average	Balance sheet 30 June	Balance sheet 30 June
	2012	2011	2012	2011
Euro	1.2151	1.1527	1.2415	1.1131
US $	1.5769	1.6163	1.5615	1.6018
AUS $	1.5185	1.5638	1.5367	1.5115
Brazilian Real	2.9327	2.6347	3.2422	2.5108

The translation effect on the Group’s (unaudited) June 2012 Balance sheet and Income statement as a consequence of the movement in exchange rates are shown in the following table:

	At month-end 30 June 2012 rates £’000	At month-end 30 June 2011 rates £’000	Variance £’000
Total non-current assets	232,462	256,232	(23,770)
Total current assets	246,946	268,716	(21,770)
Total assets	479,408	524,948	(45,540)
Total non-current liabilities	(128,800)	(144,318)	15,518
Total current liabilities	(186,583)	(204,028)	17,445
Total liabilities	(315,383)	(348,346)	32,963
Net assets	164,025	176,602	(12,577)
Total shareholders’ equity	164,025	176,602	(12,577)
Net debt	(121,309)	(135,673)	14,364
	At average	At average
	2012 rates	2011 rates	Variance
	£ ’000	£ ’000	£ ’000
Revenue	252,586	261,647	(9,061)
Trading profit	14,750	15,377	(627)
Profit from operations	12,866	13,399	(533)
Profit before income tax	8,577	9,016	(439)
Profit for the period	4,983	5,309	(326)

The trading profit included £386,000 of trading foreign exchange profit (June 2011: £88,000 loss) primarily as a result of retranslation of balances not held in the subsidiaries’ functional currency.

10. Earnings per share

The weighted average number of shares in issue used in the basic earnings per share calculation may be reconciled to the number used in the diluted earnings per ordinary share calculation as follows:
	Six months ended
	30 June	30 June
	2012	2011
	Unaudited	Unaudited
	£ ’000	£ ’000
Weighted average number
Basic earnings per share denominator	87,323,425	84,250,273
Issuable on conversion of options	3,203,231	2,716,516
Diluted earnings per share denominator	90,526,656	86,966,789

The earnings to which the earnings per share calculation has been applied are as follows:
	£	’000	£	’000
Earnings/(loss) attributable to equity shareholders		4,983		11,571
Significant one-off items (net of tax):
Restructuring and rationalisation costs		259		102
Significant legal costs		226		–
Net impact of earthquake		870
Gain on previously held interest in joint venture		–		(1,856)
Earnings/(loss) attributable to equity shareholders excluding
exceptional costs		6,338		9,817

11. Share capital

Allotted, called up and fully paid:
	Number of
	40 pence	Ordinary
	shares	shares
	(thousands)	£ ’000
At 1 January 2012	87,303	34,921
Increase in issued share capital	340	136
At 30 June 2012	87,643	35,057